As filed with the Securities and Exchange Commission on March 13, 2009

Registration No. 333-143307

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

RAM HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

RAM Re House
46 Reid Street
Hamilton HM 12 Bermuda
Telephone: (441) 296-6501
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
Telephone: (212) 894-8700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Victoria Guest General Counsel RAM Holdings Ltd. RAM Re House 46 Reid Street Hamilton HM 12 Bermuda (441) 296-6501	Alejandro E. Camacho, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 (212) 878-8000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

This post-effective amendment will become effective on such date as the Commission may determine under
Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF UNSOLD SECURITIES AND
TERMINATION OF REGISTRATION STATEMENT

      A Registration Statement on Form S-3 (Registration No. 333-143307) was originally filed with the Securities and Exchange Commission on May 25, 2007 by the Registrant. The Registration Statement registered the resale by certain selling shareholders named therein of up to 9,898,344 of the Registrant's Common Shares (the "Shares"). The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to withdraw from registration all unsold Shares previously registered for resale under the Registration Statement and to terminate the effectiveness of the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on March 13, 2009.

RAM HOLDINGS LTD.

By:	/s/ Vernon M. Endo
Name: Vernon M. Endo
Title: President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President, Chief Executive Officer and
Vernon M. Endo	Director (Principal Executive Officer)	March 13, 2009

/s/ Edward U. Gilpin	Chief Financial Officer and Financial
Edward U. Gilpin	Controller (Principal Financial Officer and	March 13, 2009
Principal Accounting Officer)
*
Steven J. Tynan	Director	March 13, 2009
*
Edward F. Bader	Director	March 13, 2009
*
David L. Boyle	Director	March 13, 2009
*
Allan S. Bufferd	Director	March 13, 2009

Joan H. Dillard	Director	March 13, 2009

Joseph M. Donovan	Director	March 13, 2009

Michael J. Normile	Director	March 13, 2009

Lloyd A. Porter	Director	March 13, 2009

/s/ Victoria W. Guest	Director	March 13, 2009
Victoria W. Guest
*	Director	March 13, 2009
Conrad P. Voldstad

/s/ Steven J. Tynan
Steven J. Tynan	Authorized U.S. Representative	March 13, 2009

* By:
/s/ Vernon M. Endo
Vernon M. Endo, individually and
as an attorney-in-fact for each
such other person pursuant to
the power of attorney previously
filed as a part of this
Registration Statement.